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                                                                 EXHIBIT 10.31

                                AMENDMENT TO THE
                           METROPOLITAN LIFE AUXILIARY
                           SAVINGS AND INVESTMENT PLAN

1.       Article 3 of this Plan is hereby amended as follows:

         "Article 3 - Vesting and Payment of Benefits

                  Benefits under this Plan shall vest in accordance with the vesting schedule applicable to Company contributions under the Savings and Investment Plan and shall be payable to a Participant or the beneficiary of a deceased Participant in amounts equal to the difference between

                  (i) the largest amount that would have been contributed by the Company under the Savings and Investment Plan, as amended, under one or more of the following (but without duplication of amount):

                           (a) had the Savings and Investment Plan not been subject to the limitations of section 415 of the Internal Revenue Code (disregarding the limitations under (b) herein); and/or

                           (b) had the Savings and Investment Plan not been subject to the limitations of section 401(a)(17) of the Internal Revenue Code (disregarding the limitations under (a) herein and with respect only to benefits accruable under the Savings and Investment Plan on or after January 1, 1989), less

                  (ii) the amounts of benefits that are actually payable under the Savings and Investment Plan.

                      Subject to the Company's consent, a Participant may make an election with respect to the investment allocation of future Company contributions as well as existing balances. Such allocation shall be pegged to the performance of one

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         or more of the following funds set forth under the Savings and
         Investment Plan: the Fixed Income Fund, the Equity Fund, the Common Stock Index Fund, the Small Company Stock Fund, the International Equity Fund, the Emerging Markets Equity Fund, the Value Equity Fund, the Blended Small Company Stock Fund and/or the MetLife Company Stock Fund thereunder. No investment allocation election shall represent an actual investment in any such fund, but shall merely reflect the performance of such fund. Thus, the Participant's account balance under this Plan shall be adjusted for income, gains and losses in the same manner as if such Participant had directed the investment of his or her account balance among one or more of the aforementioned funds under the Savings and Investment Plan. The Participant's ability to change the investment allocation of future contributions and existing balances shall be subject to the same rules and restrictions as apply under the Savings and Investment Plan; however, no Participant shall have the right to: (i) exercise voting, tender or exchange rights with respect to amounts treated as if they were invested in the MetLife Company Stock Fund or (ii) receive any distribution from the Plan in a form other than cash. If a Participant fails to specify the investment allocation of contributions to this Plan, then earnings and/or losses on such contributions shall be determined using the returns from the Fixed Income Fund until changed by the Participant or Beneficiary. Notwithstanding the foregoing, it will be within the discretion of the Company whether contributions are actually invested according to each Participant's stated preferences.

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                  Except as otherwise provided in this Article, a Participant may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the Participant to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits shall become payable in cash on the date elected by the Participant in the election form which date shall not be earlier than (i) twelve (12) months subsequent to the date on which the Participant files the election form with the Company; and (ii) the Participant's actual retirement date. If the Participant retired prior to attaining age 70 1/2, and no benefit election form is received from a Participant by April 1st of the calendar year following the calendar year in which the Participant attained age 70 1/2, such Participant will be deemed to have elected to receive his or her account balance in the form of a single sum in cash by April 1st of the calendar year following the calendar year in which he or she attains age 71 1/2, and such amount shall be paid no earlier than the January 1st of such later year nor later than the April 1st of such later year.

                  If a Participant's vested account balance does not exceed $5,000, such Participant's vested account balance will be distributed in a single sum in cash as soon as practicable following his or her death, disability, termination of employment or retirement.

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                  Notwithstanding the foregoing provisions of this Article 3, no benefits under this Plan will be eligible for any in-service withdrawal by a Participant.

                  If, at the time of the Participant's death, benefits had commenced but amounts remained undistributed to such Participant, then benefit payments shall continue to be made to the Participant's beneficiary in accordance with the method by which benefit payments were being made to the Participant. If, at the time of the Participant's death, benefit payments had not commenced to be made to him or her, then, except as otherwise provided in this Article, the Participant's designated beneficiary may elect, subject to the consent of the Company, to receive benefits in the form of a single sum, installments or an annuity subject to the same duration, terms and conditions under which such methods of distribution are payable to beneficiaries under the Savings and Investment Plan. Such election shall be made on a form prescribed by the Company and shall require the beneficiary to designate the mode of payment requested and the date on which benefits will commence to be paid. Benefits payable in any form shall become payable on the date elected by the beneficiary in the election form which date shall not be earlier than twelve (12) months subsequent to the date on which the beneficiary files the election form with the Company; however, the benefit selected must require the entire account balance to be paid to the beneficiary no later than the December 31 of the year which is the fifth anniversary of the Participant's death.

                      Except as provided below, the Participant's beneficiary shall be the beneficiary designated by the Participant under the Savings and Investment Plan.

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         However, if the Participant filed a beneficiary designation under this
         Plan, such designation shall supersede the Participant's beneficiary designation under the Savings and Investment Plan and upon the Participant's death, benefits shall be payable to the primary beneficiary(ies) designated under this Plan. If there is more than one beneficiary under the Savings and Investment Plan or more than one primary beneficiary under this Plan and the beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each beneficiary shall share equally in the benefits under the Plan. If one or more beneficiaries predecease the Participant, the surviving beneficiary(ies) shall share equally in the deceased beneficiary's portion of the Plan benefits. If all primary beneficiaries predecease the Participant, benefits shall be payable to the contingent beneficiary(ies) upon the Participant's death. If there is more than one contingent beneficiary(ies), and the contingent beneficiary designation does not specify the percentage of the Participant's benefit to be paid to each such beneficiary, each contingent beneficiary shall share equally in the benefits under the Plan. If one or more contingent beneficiaries predecease the Participant, the surviving contingent beneficiary(ies) shall share equally in the deceased contingent beneficiary's portion of the Plan benefits. If all contingent beneficiaries predecease the Participant, or if there is no beneficiary designation in effect on the date of the Participant's death, benefits will be payable to the Participant's surviving spouse or, in the absence of such spouse, to the Participant's estate.

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                  The largest amount under subsection (i) above shall,
         notwithstanding the actual provisions of the Savings and Investment Plan, also include in the case of a salaried employee who has not received an otherwise final distribution under the Savings and Investment Plan, benefits with respect to any incentive award paid under the Short-Term Performance Compensation Plan after the date the individual retires for purposes of the Metropolitan Retirement Plan, whether paid for the twelve-month period directly preceding the employee's year of retirement and/or for the period running from January 1st of the year of retirement through the date of retirement.

                  Notwithstanding any provision to the contrary, no similar benefit that is paid under this Plan shall be paid under any other deferred compensation plan(s) created by the Company or any of its affiliates."

2.       This amendment is effective November 8, 2002.

                       METROPOLITAN LIFE INSURANCE COMPANY
Date

__________________         ______________________________________________
Witness

___________________________         TEXAS LIFE INSURANCE COMPANY
Date

___________________________         ____________________________________
Witness

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